Exhibit 23.2

Independent Auditors' Consent

        We consent to the incorporation by reference in this Registration Statement of Rinker Group Limited on Form S-8 of our report dated May 20, 2003, except for Notes 38 and 39, as to which the date is June 25, 2003, appearing in the Registration Statement on Form 20-F of Rinker Group Limited filed September 26, 2003.

/s/ DELOITTE TOUCHE TOHMATSU
Deloitte Touche Tohmatsu Chartered Accountants
Sydney, Australia
December 15, 2003